Exhibit 99.1

For more information, contact:

Rob Seim

Chief Financial Officer

Omnicell, Inc.

800-850-6664, ext. 6478

rob.seim@omnicell.com

Omnicell, Inc. Signs Agreement to Acquire Germany-based Pharmacy Automation Provider, MACH4 Pharma Systems

Addition of Robotic Pharmacy Automation Solutions for Hospital and Retail Pharmacies to Expand Omnicell International Growth

MOUNTAIN VIEW, Calif., — February 26, 2015 — Omnicell, Inc. (OMCL), a leading provider of medication and supply management solutions to healthcare systems and pharmacies, today announced that it has signed an agreement to purchase MACH4 Pharma Systems, based in Bochum, Germany. The closing of the acquisition is subject to certain closing conditions set forth in the definitive purchase agreement. When and if the acquisition is finalized, the combination of Omnicell and MACH4 will create a comprehensive automated medication management offering for hospital and retail pharmacies throughout Europe and emerging markets internationally.

MACH4 Pharma Systems is a provider of highly automated medication management systems to a base of over 1,000 retail and hospital pharmacy customers primarily in Europe, with additional installations in China and the Middle East.

MACH4’s modular robotic solutions for dispensing medications in original manufacturers’ packages enable the company to serve the needs of a broad spectrum of pharmacy customers, from large hospital systems to local retailers. The flexible design of MACH4 systems provides both the chaotic method of storage and retrieval that optimizes for high capacity storage in the minimum amount of physical space, and the channel method of storage and retrieval that optimizes for speed of delivery. MACH4 systems are uniquely configurable to suit each specific customer’s needs. MACH4 systems complement unique capabilities of Omnicell dispensing systems to handle medications in original manufacturers’ packages. Omnicell expects to realize expanded market opportunities as each company’s solutions are introduced to the other’s customer base.

“Omnicell is committed to providing a complete set of pharmacy automation solutions that increases efficiencies and promotes patient safety in hospital, long term care and retail settings, and to taking our global presence to a new level,” said Randall Lipps, chairman, president and CEO of Omnicell. “With MACH4, the expanded Omnicell portfolio will include innovative solutions that span robotic medication management systems, automated dispensing cabinets and medication adherence technology to meet the unique demands of our growing base of customers worldwide to provide services across the continuum of care.”

The MACH4 Pharma Systems acquisition is a continuation of Omnicell’s expansion into markets outside the United States, including the recent purchase of UK-based medication adherence packaging leader Surgichem Limited. Omnicell expects to accelerate its international growth by integrating MACH4’s high-volume medication management technology with Omnicell automated dispensing systems in the markets Omnicell presently serves, while also expanding its opportunities through MACH4’s direct presence in Germany and France.

“I expect that joining the Omnicell family will be welcome news to our customers who have come to trust MACH4’s mission to make medication management as efficient as possible in any setting,” said Holger Wallat, co-founder and CEO of MACH4. “Omnicell and MACH4 share that passion with very complementary solutions. For example, our box and blister pack management customers should benefit from Omnicell automatic dispensing cabinets that are uniquely capable of managing hospital workflows for drugs in the manufacturer’s original packaging,” he said.

Omnicell expects the acquisition to close in the first or second quarter of 2015, provided certain closing conditions are satisfied. Assuming an April 1, 2015 close, Omnicell expects 2015 revenue contribution from MACH4 will be between $12 and $15 million and Non-GAAP earnings per share dilution of approximately $0.04 as the companies are integrated. Omnicell expects the acquisition to become accretive during 2016. As a result, Omnicell financial guidance for 2015 is adjusted to include the expected results from MACH4 following the acquisition. Revenue for 2015 was previously expected to be between $480 and $490 million and is now expected to be between $492 and $505 million, an increase of 12% to 15% over 2014. Non-GAAP earnings per share were previously expected to be between $1.35 and $1.40 and are now expected to be between $1.31 and $1.36. Omnicell previously expected 2015 product bookings to be between $390 and $405 million and now expects product bookings between $398 and $416 million with the inclusion of MACH4.

About Omnicell

Since 1992, Omnicell (NASDAQ: OMCL) has been creating new efficiencies to improve patient care, anywhere it is delivered. Omnicell is a leading supplier of comprehensive automation and business analytics software for patient-centric medication and supply management across the entire healthcare continuum— from the acute care hospital setting to post-acute skilled nursing and long-term care facilities to the home.

More than 3,000 customers worldwide have utilized Omnicell Automation and Analytics solutions to increase operational efficiency, reduce errors, deliver actionable intelligence and improve patient safety. Omnicell Medication Adherence solutions, including its MTS Medication Technologies brand, provide innovative medication adherence packaging solutions to help reduce costly hospital readmissions. In addition, these solutions enable approximately 6,000 institutional and retail pharmacies worldwide to maintain high accuracy and quality standards in medication dispensing and administration while optimizing productivity and controlling costs.

For more information about Omnicell, Inc. please visit www.omnicell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to the anticipated consummation of the acquisition of MACH4 Pharma Systems and the benefits thereof, including Omnicell’s expectations of future revenue, bookings and earnings, anticipated integration costs, and the combined company’s ability to help reduce medication errors and lower healthcare costs and other statements that are not historical facts. These forward-looking statements are based on Omnicell’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Omnicell’s ability to complete the acquisition on the proposed terms and schedule, including risks and uncertainties related to the satisfaction of closing conditions, including, but not limited to risks associated with business combination transactions, such as the risk that acquired business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the combined company, including the reaction of the combined company’s customers and potential customers, the perceived complementary nature of the combined company’s products and solutions, uncertainty of the expected financial performance, market opportunities and results of the combined company following completion of the proposed acquisition; and the possibility that if Omnicell does not achieve the perceived benefits of the proposed acquisition of MACH4 as rapidly or to the extent anticipated by financial analysts or investors, the market price of Omnicell stock could decline; as well as other risks related Omnicell’s business, and those other risks detailed from time to time under the caption “Risk Factors” and elsewhere in Omnicell’s SEC filings and reports, including in the Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. Omnicell undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

OMCL - G

# # #